Exhibit 1.1

[• ] Shares

Intervest Bancshares Corporation

Class A Common Stock

par value $1.00 per share

Underwriting Agreement

August [•], 2010

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Intervest Bancshares Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (the “Underwriter”), an aggregate of [•] shares (the “Firm Shares”) of Class A common stock, $1.00 par value per share, of the Company (the “Common Stock”) and all or any part of [•] additional shares of Common Stock (the “Optional Shares”) pursuant to the option described in Section 2 hereof to cover over-allotments, if any (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the “Shares”). A primary purpose of the proposed offering is to provide capital to the Company’s wholly-owned subsidiary, Intervest National Bank (the “Bank”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-             ), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Shares is herein called the “Prospectus.”

Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act, as of the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

1.    (a) The Company and the Bank, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with the Underwriter, as follows:

(i) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Shares are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package as of the Applicable Time did not, and as of the Closing Time and each additional Date of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of information described in Section 8(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means     :     [A.M./P.M.] (Eastern Time) on June [•], 2010.

“General Disclosure Package” means (i) the preliminary prospectus dated June [•], 2010 (as defined in Section 4 hereof), (ii) the pricing information set forth on Schedule II hereto, and (iii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule II hereto.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Underwriter, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(ii) Any preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares.

(iii) The documents which are incorporated or deemed to be incorporated by reference in the Registration Statement or any preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at the Closing Time (and, if any Optional Securities are purchased, at the Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make to the statements therein in light of the circumstances in which they were made not misleading.

(iv) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in any preliminary prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such Financial Statements, unless otherwise noted therein have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus and the Prospectus. The statement of income data, balance sheet data and earnings per share data for the five fiscal years ended December 31, 2009 as set forth in the Prospectus under the captions “Summary Selected Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. The income statement data and earnings per share data for the three and six months ended June 30, 2010 and balance sheet data as of June 30, 2010 as set forth in the Prospectus under the captions “Summary Selected Financial Data” fairly present the information therein as a basis consistent with that of the unaudited financial statements contained in the Registration Statement. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K.

(v) Hacker, Johnson & Smith P.A. (“Hacker Johnson”), the independent registered public accounting firm that certified the financial statements of the Company and its subsidiaries, that are included in or incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, and, to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(vi) The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(vii) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(viii) Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development known to the Company that is reasonably expected to cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and there has been no effect with respect to the Company and its subsidiaries considered as one enterprise, which would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) except for quarterly dividends on the Common Stock last paid in June 2008 and the Series A preferred stock issued to the United States Department of the Treasury last paid in [•], 2009 in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) with respect to the Bank and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xi) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Company’s subsidiaries. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto.

(xii) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii) The Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the capital stock contained in the

Registration Statement, the General Disclosure Package and the Prospectus, no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder and the issuance of the shares is not subject to the preemptive or other similar rights of any security holder of the Company.

(xiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, which discloses the Company’s Preferred Stock and Warrants held by the United States Department of the Treasury, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the 1933 Act or otherwise register any securities the Company owned or to be owned by such person.

(xv) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation, articles of association or charter (as applicable) or bylaws of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for in the case of clause (ii) those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except as may be required under the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation, articles of association or charter (as applicable), bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.

(xvii) The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Securities,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company and selected provisions of the Company’s articles of incorporation insofar as they purport to describe the provisions of the laws referred to therein are an accurate summary of such laws.

(xviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB), the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xix) There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to have a Material Adverse Effect and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or the 1933 Act Regulations which have not been so described and filed.

(xx) Each of the Company and its subsidiaries possesses all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect.

(xxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatenable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so described.

(xxiv) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxv) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its subsidiaries, has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(xxvii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxviii) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxix) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each subsidiary’s disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(xxx) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management and applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with all Regulatory Agreements, including the memorandum of understanding with the OCC, and to the Company’s knowledge there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term

“Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxi) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriter, for a brokerage commission, finder’s fee or other like payment.

(xxxiv) The Company and its consolidated subsidiaries and its other subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and all such tax returns are true, complete and correct and (ii) have paid all taxes required to be paid by any of them except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined.

(xxxv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

[(xxxvii) Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business as presently conducted, except where the failure to be so licensed or registered would not have a Material Adverse Effect. Each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, except where the failure to be in compliance with such requirements would not, individually or in the aggregate, have a Material Adverse Effect, and has filed all notices, reports, documents or other information required to be filed thereunder, except where such failure to file would not have, individually or in the aggregate, a Material Adverse Effect.]

(xxxviii)The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Underwriter.

(xxxix) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) Each of the Company’s executive officers and directors and certain stockholders, in each case as listed on Schedule IV hereto, has executed and delivered a lock-up agreement substantially in the form of Exhibit A.

(xli) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xlii) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xliii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xliv) All of the information provided to the Underwriter or to counsel for the Underwriter by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and NASD Conduct Rule 2720 is true, complete and correct.

(xlv) The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(xlvi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(b) The Bank represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with the Underwriter, as follows:

(i) The Bank has been duly chartered and is validly existing as a national banking association in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and is a member in good standing of the Federal Home Loan Bank System. The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of association or certificate of incorporation (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(iv) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not whether with or without the giving of notice or passage or time or both conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(c) Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price per share of $[•], the Firm Shares as set forth in Schedule I hereto and (b) in the event and to the extent that the Underwriter shall exercise its election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, the Optional Shares.

Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter the right to purchase at its election up to [•] Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased, the number of Optional Shares to be purchased by the Underwriter and the date on which such Optional Shares are to be delivered, as determined by the Underwriter. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

3. Upon the authorization by the Company of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Jones Day, 222 East 41st Street, New York, NY 10017, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on [•], 2010, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Optional Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Optional Shares shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased by it.

(b) The Company shall deliver the Firm Shares and the Optional Shares, if any, through the facilities of The Depository Trust Company, unless otherwise instructed by the Underwriter.

5. The Company further covenants and agrees with the Underwriter as follows:

(a) The Company will prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof. The Company will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Underwriter with copies thereof and will advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Promptly from time to time, the Company will take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such states and other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Shares. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as the Underwriter may request.

(e) Prior to 10:00 A.M., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Underwriter and upon the Underwriter’s request prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, prepare and deliver to the Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the 1933

Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, without your prior written consent; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(j) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(k) The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 5:00 P.M., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(m) The Company will use its best efforts to list for quotation and to maintain the listing of the Shares on Nasdaq.

(n) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Underwriter receives full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement, neither the Company nor the Bank shall, without the prior written consent of the Underwriter, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the FRB, the OCC, the FDIC, or any other federal agency having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriter by the Bank as contemplated by such provisions.

(o) Until completion of the distribution of the Shares, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(p) That unless it obtains the prior consent of the Underwriter, the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including where and when required timely filing with the Commission, legending and record keeping.

(q) The transfer agent for the Company is The Bank of New York Mellon. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(r) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s) The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(t) During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the

Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 7(i).

6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses actually incurred by the Underwriter in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees and expenses of Underwriter’s counsel and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on Nasdaq; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the Underwriter hereunder to purchase and pay for the Shares as provided herein on the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time and, with respect to the Optional Shares, at and as of each Date of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of

Rule 430A), if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 5:00 P.M., Eastern Time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Harris Beach PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Jones Day, counsel for the Underwriter. The opinion shall address the matters as the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) On the date of this Agreement, at the Closing Time and at each Date of Delivery, Hacker Johnson shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time or the additional Date of Delivery shall use a “cut-off” date no more than three business days prior to such Closing Time or additional Date of Delivery, as applicable.

(e)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood, hurricane, oil spill or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(h) The Shares to be sold at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery shall have been duly listed for quotation on Nasdaq.

(i) The Company has obtained and delivered to the Underwriter executed copies of an agreement from each officer and director and certain stockholders, in each case as listed on Schedule IV hereto of the Company, substantially in the form of Exhibit A.

(j) The Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time and, with respect to the Optional Shares, each additional Date of

Delivery, to the effect that (i) no event of a type described in Section 7(e) has occurred (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and, with respect to the Optional Shares, each additional Date of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Time. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, because of any termination pursuant to Section 10(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriter upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

8.    (a) The Company and the Bank, jointly and severally, will indemnify and hold harmless the Underwriter, each person, if any who controls the Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, provided that the Company, the Bank and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company by the Underwriter consists solely of the information described as such in subsection (b) below.

(b) The Underwriter will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company consists solely of the following: the share allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless

(i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of any of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.    (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Underwriter make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and, with respect to the Optional Shares, each additional Date of Delivery on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 9 hereof shall survive such termination and remain in full force and effect.

11. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel, with a copy Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, GA 30309-3053, Attention: Ralph F. MacDonald III; and if to the Company shall be delivered or sent by mail or facsimile to Intervest Bancshares Corporation, One Rockefeller Plaza, Suite 400, New York, NY 10020, with a copy to Harris Beach PLLC, 99 Garnsey Road, Pittsford, NY 14534, Attention: Thomas E. Willett. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank or the Company’s shareholders, creditors, employees or any other third party, (iii) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Bank on other matters) and the Underwriter has no obligation to the Company or the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Bank, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Bank.

Very truly yours,

INTERVEST BANCSHARES CORPORATION

By:

INTERVEST NATIONAL BANK

By:

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:	Vice President

Schedule I

Name of Underwriter	Number of Initial Securities

Sandler O’Neill & Partners, L.P.

Total

EXHIBIT A

                    , 2010

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY 10022

Re: Proposed Public Offering by Intervest Bancshares Corporation

The undersigned, an executive officer, director and/or stockholder of Intervest Bancshares Corporation, a Delaware corporation, or one of its significant subsidiaries (the “Company”), understands that Sandler O’Neill & Partners, L.P. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s Class A common stock, $1.00 par value per share (the “Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (iii) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of the Underwriting Agreement, or (iv) with the prior written consent of the Underwriter. For purposes of this Lock-

Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement. Notwithstanding anything herein to the contrary, this Lock-up Agreement shall automatically terminate and be of no further effect as of 5:00 P.M. Eastern Time on                     , 2010 if a closing for the offering of the Shares has not yet occurred as of that time.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name: